CERTIFICATION

I, James E. Sinclair, certify that:

1.

I have reviewed this Annual Report on Form 20-F of Tanzanian Royalty Exploration Corporation;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Omitted.

4.

Omitted.

5.

Omitted.

Date: March 31, 2015

/s/ James E. Sinclair

President and Chief Executive Officer

(Principal Executive Officer)